TRONC ACQUIRES THE NEW YORK DAILY NEWS

Expands Tronc Presence as Provider of Award-Winning Content Across Ten Major U.S. Media Markets

Combined Digital Platform Has Over 80 Million Unique Monthly Visitors

CHICAGO, September 4, 2017 – tronc, Inc. (NASDAQ: TRNC) today announced that it has acquired all of the outstanding interests of Daily News, LP., owner of the New York Daily News and NYDailyNews.com.

The New York Daily News, with approximately 25 million unique monthly visitors through NYDailyNews.com, has been New York City’s “Hometown Newspaper” since 1919. It has won 11 Pulitzer Prizes, most recently the prize in the category of public service journalism in 2017.

“We are excited to welcome the New York Daily News team to the tronc family, and we look forward to working with them to serve new audiences and marketers while delivering value for our shareholders,” said Justin Dearborn, tronc CEO. “As part of the tronc portfolio, the New York Daily News will provide us with another strategic platform for growing our digital business, expanding our reach and broadening our services for advertisers and marketers.”

Noting that tronc’s predecessor company, The Tribune Company, founded the New York Daily News, Dearborn added, “With the New York Daily News back under our umbrella, tronc will serve 10 major U.S. markets, including each of the top three, hold 105 Pulitzers and have over 80 million unique monthly digital visitors.”

Arthur Browne, current editor-in-chief of the New York Daily News has also been named as Publisher. Mr. Browne, who previously indicated his intention to retire from the paper, has agreed to stay until the end of 2017. He will report to tronc President Timothy Knight.

“Over the past near-century, the New York Daily News has served New York City and its surrounding areas with its award-winning journalism and helped shape the dynamics of the city,” said Mort Zuckerman, New York Daily News Chairman and Publisher, and owner since 1993.

“The New York Daily News is a venerable New York City institution,” added New York Daily News co-Publisher Eric Gertler. “We believe that under tronc’s leadership, the New York Daily News will maintain its tradition of excellence in journalism and continue to be a critical voice for millions of print and online readers.”

“Under the ownership of Mortimer Zuckerman, the New York Daily News was awarded five Pulitzer Prizes recognizing their commitment to quality journalism that serves the citizens of New York City and the surrounding area. We look forward to continuing this great tradition and appreciate his faithful stewardship as its owner,” said Timothy Knight, tronc President.

Additional Transaction Details
Under the terms of the transaction, tronc assumed operational and pension liabilities of the New York Daily News. The Company will meet the obligations from New York Daily News cash flow.
The transaction includes 100% ownership of the New York Daily News’ printing facility in Jersey City, New Jersey. As part of the transaction, tronc will acquire a 49.9% interest in a joint venture with Zuckerman-related entities that will own the 25-acre parcel of land on which the printing facility is located and which overlooks the Manhattan skyline.
For this transaction, Methuselah Advisors acted as Daily News, L.P.’s exclusive financial advisor and Simpson Thacher & Bartlett LLP served as the corporate counsel.
About tronc, Inc.
tronc, Inc. (NASDAQ: TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates newsrooms in nine markets with titles including the Chicago Tribune, Los Angeles Times, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Newport News, Virginia’s Daily Press, Allentown, Pennsylvania's The Morning Call, Hartford Courant, and The San Diego Union-Tribune.  Our legacy of brands has earned a combined 94 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.
Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions generally identify forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some cases are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to maintain effective internal control over financial reporting; concentration of stock ownership among the Company's principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Media

tronc
Marisa Kollias
312.222.3308
mkollias@tronc.com

Investors
Aaron Miles
312.222.4345
amiles@tronc.com

or

Stephanie Pillersdorf – 212.687.8080
spillersdorf@sardverb.com

Bryan Locke – 312.895.4700
blocke@sardverb.com

Sard Verbinnen & Co.

For Daily News, LP.
Vicki Elkins
vicki@ainsworthassociates.net
917.854.7539